Exhibit 3.238
ASSIGNMENT OF
LIMITED LIABILITY COMPANY INTERESTS
     This Assignment of Limited Liability Company Interests (this “Assignment”) is executed as of Febuary 4, 2011, effective immediately following the consummation of the Offering (as defined below), by Aviv Financing I, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing II, L.L.C., a Delaware limited liability company (“Assignee”).
RECITALS
     WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in each of the limited liability companies set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”);
     WHEREAS, prior to Prepayment (as hereinafter defined), the Subsidiaries were borrowers under that certain Credit Agreement dated as of September 17, 2010 by and among Assignor, the Subsidiaries and certain other subsidiaries of Assignor, as borrowers, the financial institutions from time to time party thereto, as lenders, and General Electric Capital Corporation, as administrative agent (the “Existing Credit Facility”);
     WHEREAS, Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership and indirect parent of Assignor and Assignee (“Partnership”), and Aviv Healthcare Capital Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership, have offered, issued and sold (the “Offering”) $200.0 million in aggregate principal amount of Senior Notes due 2019 (the “Notes”), the net proceeds of were used to repay a portion of indebtedness outstanding under the Existing Credit Facility (the “Prepayment”);
     WHEREAS, it is contemplated that the Subsidiaries will become senior guarantors of the $200.0 million aggregate principal amount of Notes; and
     WHEREAS, in connection with the Offering and the Prepayment, the parties hereto believe that it is in their collective best interest and the best interest of the Partnership to enter into this Assignment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
AGREEMENT
     1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.
     2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each Subsidiary as the sole member of each Subsidiary.

     3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.
     4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.
- Signature Page Follows -
Assignment of Limited Liability Company Interests

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.
AVIV FINANCING I, L.L.C.,
a Delaware limited liability company

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership,
its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation,
its general partner

			By: Name:	/s/ Craig Bernfield
Its:

AVIV FINANCING II, L.L.C.,
a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership,
its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation,
its general partner

			By: Name:	/s/ Craig Bernfield
Its:

Signature page to
Assignment of Limited Liability Company Interests

Schedule I
1. Arkansas Aviv, L.L.C., a Delaware limited liability company

2. Aviv Foothills, L.L.C., a Delaware limited liability company

3. Belleville Illinois, L.L.C., a Delaware limited liability company

4. Bellingham II Associates, L.L.C., a Delaware limited liability company

5. Camas Associates, L.L.C., a Delaware limited liability company

6. Clarkston Care, L.L.C., a Delaware limited liability company

7. Colonial Madison Associates, L.L.C., a Delaware limited liability company

8. CR Aviv, L.L.C., a Delaware limited liability company

9. Effingham Associates, L.L.C., an Illinois limited liability company

10. Elite Mattoon, L.L.C., a Delaware limited liability company

11. Elite Yorkville, L.L.C., a Delaware limited liability company

12. Fountain Associates, L.L.C., a Delaware limited liability company

13. Four Fountains Aviv, L.L.C., a Delaware limited liability company

14. Giltex Care, L.L.C., a Delaware limited liability company

15. HHM Aviv, L.L.C., a Delaware limited liability company

16. Idaho Associates, L.L.C., an Illinois limited liability company

17. Karan Associates Two, L.L.C., a Delaware limited liability company

18. KB Northwest Associates, L.L.C., a Delaware limited liability company

19. Mansfield Aviv, L.L.C., a Delaware limited liability company

20. Minnesota Associates, L.L.C., a Delaware limited liability company

21. Northridge Arkansas, L.L.C., a Delaware limited liability company

22. Oakland Nursing Homes, L.L.C., a Delaware limited liability company

23. October Associates, L.L.C., a Delaware limited liability company

24. Ogden Associates, L.L.C., a Delaware limited liability company

25. Ohio Aviv, L.L.C., a Delaware limited liability company

26. Oregon Associates, L.L.C., a Delaware limited liability company

27. Prescott Arkansas, L.L.C., a Delaware limited liability company

28. Salem Associates, L.L.C., a Delaware limited liability company

29. San Juan NH Property, L.L.C., a Delaware limited liability company

30. Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company

31. Searcy Aviv, L.L.C., a Delaware limited liability company

32. Southeast Missouri Properties, L.L.C., a Delaware limited liability company

33. Star City Arkansas, L.L.C., a Delaware limited liability company

34. Sun-Mesa Properties, L.L.C., an Illinois limited liability company

35. West Pearl Street, L.L.C., a Delaware limited liability company

36. Woodland Arkansas, L.L.C., a Delaware limited liability company

37. Xion, L.L.C., an Illinois limited liability company